Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS THIRD QUARTER RESULTS

Consolidated net revenue increases 9% year over year; 24% growth in Adjusted Property EBITDA driven by strength in Macau and Las Vegas

Las Vegas, NV, October 31, 2013 — MGM Resorts International (NYSE: MGM) today reported financial results for the quarter ended September 30, 2013. Loss per share improved to ($0.07) compared to ($0.37) in the third quarter of 2012. Comparability of the current and prior year consolidated results was affected by certain items discussed below.

“I am pleased to report another solid quarter with double digit EBITDA growth and increased margins, led by strength at MGM China and our Las Vegas Strip properties,” said Jim Murren, MGM Resorts International Chairman and CEO. “These results are reflective of the continued market share gains from programs such as M life and our focus on international marketing strategies combined with our best in class collection of resorts and amenities.”

Key results for the third quarter of 2013 include the following:

•	Consolidated net revenue increased 9% over the prior year quarter to $2.5 billion;
•	Consolidated casino revenue increased 13% over the prior year quarter;
•	Rooms revenue at wholly owned domestic resorts increased 5%, with a 3% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts;
•	Adjusted Property EBITDA(2) was $546 million, a 24% increase compared to the prior year quarter;
•	The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA of $350 million, an 8% increase compared to the prior year quarter;
•	The Company’s wholly owned Las Vegas Strip resorts earned Adjusted Property EBITDA of $280 million, a 12% increase compared to the prior year quarter;
•	MGM China’s Adjusted EBITDA increased 25% to $191 million;
•	CityCenter’s Adjusted EBITDA related to resort operations was $62 million, a 6% increase compared to the prior year quarter; and
•	Consolidated operating income increased to $248 million compared to $137 million in the prior year quarter.

Certain Items Affecting Third Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended September 30,	2013	2012
Property transactions, net	$(0.03)	$(0.01)
Income (loss) from unconsolidated affiliates:
CityCenter residential impairment charge	—	(0.02)
CityCenter Harmon demolition cost	—	(0.02)
Income tax provision:
Deferred tax valuation allowance	(0.06)	(0.09)

The current year third quarter results were affected by non-cash impairment charges of $26 million, primarily related to land holdings in Jean and Sloan, Nevada. The current year third quarter income tax provision was affected by $28 million of valuation allowance on U.S. deferred tax assets, including a valuation allowance related to tax benefit reflected in other items in the above table.

The prior year third quarter results were affected by the Company’s share of CityCenter’s non-cash residential impairment charge related to Mandarin Oriental, estimated costs accrued for the demolition of the Harmon, and by a valuation allowance for a portion of U.S. deferred tax assets.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts increased 3% compared to the prior year quarter. Table games revenue increased 10% and the overall table games hold percentage in the third quarter of 2013 was 21.5% compared to 20.4% for the prior year quarter. Slots revenue increased 1% with a 3% increase at the Company’s Las Vegas Strip resorts.

Rooms revenue increased 5% with a 3% increase in Las Vegas Strip REVPAR. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended September 30,	2013	2012
Occupancy %	93%	92%
Average Daily Rate (ADR)	$127	$124
Revenue per Available Room (REVPAR)	$117	$114

Operating income for the Company’s wholly owned domestic resorts for the third quarter of 2013 was $199 million, an increase of 2% compared to the prior year quarter.

MGM China

Key results for the third quarter of 2013 for MGM China include the following:

•	MGM China earned net revenue of $808 million, a 22% increase over the prior year quarter, due primarily to increases in VIP revenues and main floor table games revenues;
•	VIP table games turnover increased 28% from the prior year quarter, while hold percentage was 2.8% in the current year quarter compared to 3.0% in the prior year quarter;
•	Main floor table games and slots win increased 31% and 4%, respectively, compared to the prior year quarter;
•	Adjusted EBITDA of $191 million, a 25% increase over the prior year quarter, including $8 million of branding fee expense in the current quarter versus $5 million in the prior year quarter; and
•	MGM China’s operating income was $114 million compared to $61 million in the prior year quarter.

MGM China is currently developing a second resort and casino, MGM Cotai, on an approximately 17.8 acre site in Cotai, Macau. MGM Cotai will feature approximately 1,600 hotel rooms, casino, convention and meeting space, entertainment, spa, retail outlets and food and beverage offerings. Current plans include introducing the Company’s Mansion luxury villas. Groundbreaking took place in February 2013 and the project continues to remain on pace for an anticipated early 2016 opening. In May 2013, MGM China signed a deal with China State Construction to serve as sole general contractor for the project. The total project budget, excluding capitalized interest and land, is $2.6 billion.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of operating income (loss) from unconsolidated affiliates, adjusted for the effect of certain basis differences:

Three months ended September 30,	2013	2012
	(In thousands)
CityCenter	$(2,881)	$(42,814)
Other	6,809	4,871

	$3,928	$(37,943)

Key results for the third quarter of 2013 for CityCenter Holdings, LLC include the following (see schedules accompanying this release for further detail on CityCenter’s third quarter results):

•	Net revenue from resort operations increased to $268 million, a 2% increase from the prior year quarter;
•	Adjusted EBITDA from resort operations increased 6% to $62 million compared to the prior year quarter;
•	Aria’s table games hold percentage was 22.5% in the current year quarter compared to 29.3% in the prior year quarter; and
•	Aria’s occupancy percentage was 89% and its ADR was $197, resulting in REVPAR of $177, a 4% increase compared to the prior year quarter.

CityCenter’s results for the third quarter of 2012 included approximately $36 million for a residential impairment charge related to Mandarin Oriental and $32 million for accrued costs related to the future demolition of the Harmon.

As announced earlier this month, CityCenter closed a $1.775 billion senior secured credit facility comprised of a $75 million revolving facility, which matures in October 2018, and a $1.7 billion term loan B facility, which matures in October 2020. Concurrent with the closing of the new senior secured credit facility, CityCenter issued a notice of full redemption with respect to its existing 7.625% senior secured first lien notes and 10.75% senior secured second lien PIK toggle notes and deposited sufficient funds to discharge the notes. The new revolving facility was undrawn at closing.

Financial Position

“We continue to execute on our goals of improving the Company’s free cash flow,” said Dan D’Arrigo, MGM Resorts International Executive Vice President, CFO and Treasurer. “This is evidenced by our year-to-date EBITDA growth of 17% as well as an expected reduction in our cash interest expense this year of approximately $220 million. We continue to be opportunistic in accessing the capital markets as indicated by our recent CityCenter refinancing, which will lower its annual cash interest expense by approximately $80 million.”

The Company’s cash balance at September 30, 2013 was $1.4 billion, which included $925 million at MGM China. At September 30, 2013, the Company had $2.9 billion of borrowings outstanding under its $4.0 billion senior credit facility and $553 million outstanding under the $2.0 billion MGM China credit facility. The Company repaid net long-term debt of $77 million during the third quarter, bringing total net repayments during 2013 to $553 million.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-800-560-7376 for domestic callers and 1-706-758-3659 for international callers. The conference call access code is 83280135. A replay of the call will be available through Thursday, November 7, 2013. The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406. The replay access code is 83280135. The call will be archived at www.mgmresorts.com.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*        *        *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage. In addition to its 51% interest in MGM China Holdings, Limited, which owns the MGM Macau resort and casino and is in the process of developing a gaming resort in Cotai, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the development of MGM Cotai, including related construction and development costs, and the Company’s ability to execute additional transactions to further reduce its interest expense and improve free cash flow. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
DANIEL D’ARRIGO	CLARK DUMONT
Executive Vice President, CFO & Treasurer	Senior Vice President of Corporate Communications
(702) 693-8895	(702) 891-1836 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues:
Casino	$1,460,300	$1,294,318	$4,304,877	$3,928,548
Rooms	413,060	393,055	1,252,020	1,205,441
Food and beverage	366,988	361,252	1,121,117	1,126,096
Entertainment	145,799	123,168	380,654	364,477
Retail	52,151	51,211	149,606	149,921
Other	123,180	127,567	374,920	373,590
Reimbursed costs	92,038	87,682	275,015	269,159

	2,653,516	2,438,253	7,858,209	7,417,232
Less: Promotional allowances	(190,479)	(183,275)	(561,759)	(550,899)

	2,463,037	2,254,978	7,296,450	6,866,333

Expenses:
Casino	913,137	826,072	2,705,190	2,519,757
Rooms	132,386	128,546	394,096	384,598
Food and beverage	214,683	209,686	645,119	643,892
Entertainment	107,939	92,888	281,604	270,235
Retail	28,053	29,064	81,884	85,888
Other	91,841	88,616	270,633	263,673
Reimbursed costs	92,038	87,682	275,015	269,159
General and administrative	342,847	319,106	961,072	931,873
Corporate expense	54,190	62,992	153,178	147,792
Preopening and start-up expenses	4,279	765	9,931	765
Property transactions, net	26,127	5,803	122,749	97,187
Depreciation and amortization	211,682	228,414	641,751	700,866

	2,219,202	2,079,634	6,542,222	6,315,685

Income (loss) from unconsolidated affiliates	3,928	(37,943)	26,954	(45,266)

Operating income	247,763	137,401	781,182	505,382

Non-operating income (expense):
Interest expense, net of amounts capitalized	(208,939)	(275,771)	(648,886)	(836,436)
Non-operating items from unconsolidated affiliates	(22,673)	(20,901)	(83,616)	(68,603)
Other, net	(676)	2,012	(6,909)	(55,518)

	(232,288)	(294,660)	(739,411)	(960,557)

Income (loss) before income taxes	15,475	(157,259)	41,771	(455,175)
Benefit (provision) for income taxes	8,150	2,585	(26,146)	26,760

Net income (loss)	23,625	(154,674)	15,625	(428,415)
Less: Net income attributable to noncontrolling interests	(55,484)	(26,485)	(133,896)	(115,449)

Net loss attributable to MGM Resorts International	$(31,859)	$(181,159)	$(118,271)	$(543,864)

Per share of common stock:
Basic:
Net loss attributable to MGM Resorts International	$(0.07)	$(0.37)	$(0.24)	$(1.11)

Weighted average shares outstanding	489,672	488,945	489,484	488,913

Diluted:
Net loss attributable to MGM Resorts International	$(0.07)	$(0.37)	$(0.24)	$(1.11)

Weighted average shares outstanding	489,672	488,945	489,484	488,913

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,375,403	$1,543,509
Accounts receivable, net	411,077	443,677
Inventories	98,330	107,577
Deferred income taxes, net	126,396	179,431
Prepaid expenses and other	272,809	232,898

Total current assets	2,284,015	2,507,092

Property and equipment, net	13,969,293	14,194,652

Other assets:
Investments in and advances to unconsolidated affiliates	1,416,462	1,444,547
Goodwill	2,900,758	2,902,847
Other intangible assets, net	4,548,415	4,737,833
Other long-term assets, net	539,892	497,767

Total other assets	9,405,527	9,582,994

	$25,658,835	$26,284,738

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$202,792	$199,620
Income taxes payable	2,500	1,350
Accrued interest on long-term debt	183,958	206,736
Other accrued liabilities	1,772,220	1,517,965

Total current liabilities	2,161,470	1,925,671

Deferred income taxes	2,478,063	2,473,889
Long-term debt	13,034,518	13,589,283
Other long-term obligations	157,613	179,879
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 489,814,210 and 489,234,401 shares	4,898	4,892
Capital in excess of par value	4,150,413	4,132,655
Retained earnings	95,427	213,698
Accumulated other comprehensive income	11,619	14,303

Total MGM Resorts International stockholders’ equity	4,262,357	4,365,548
Noncontrolling interests	3,564,814	3,750,468

Total stockholders’ equity	7,827,171	8,116,016

	$25,658,835	$26,284,738

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Bellagio	$274,812	$259,501	$878,643	$840,233
MGM Grand Las Vegas	274,265	239,713	788,581	702,589
Mandalay Bay	214,289	183,466	595,108	555,857
The Mirage	146,290	162,920	433,226	457,388
Luxor	85,903	81,343	247,075	247,986
New York-New York	66,485	67,166	204,823	206,807
Excalibur	67,807	66,809	199,583	197,808
Monte Carlo	64,971	64,425	200,362	195,788
Circus Circus Las Vegas	55,044	56,807	152,227	158,606
MGM Grand Detroit	133,764	139,284	407,225	431,676
Beau Rivage	91,968	91,704	258,837	265,254
Gold Strike Tunica	39,525	39,789	112,967	115,797
Other resort operations	32,990	33,228	94,640	95,192

Wholly owned domestic resorts	1,548,113	1,486,155	4,573,297	4,470,981

MGM China	808,471	665,074	2,391,177	2,076,460
Management and other operations	106,453	103,749	331,976	318,892

	$2,463,037	$2,254,978	$7,296,450	$6,866,333

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Bellagio	$70,111	$54,133	$259,212	$207,929
MGM Grand Las Vegas	66,098	48,378	177,738	114,735
Mandalay Bay	42,036	34,392	130,808	120,605
The Mirage	29,775	39,507	84,464	91,993
Luxor	15,285	15,717	49,147	51,426
New York-New York	20,709	20,954	67,781	68,929
Excalibur	15,336	15,394	50,216	48,698
Monte Carlo	15,245	13,150	52,614	44,554
Circus Circus Las Vegas	5,848	8,322	15,701	21,611
MGM Grand Detroit	36,855	39,264	115,170	124,840
Beau Rivage	21,258	22,722	51,597	59,173
Gold Strike Tunica	9,502	11,041	28,007	33,662
Other resort operations	2,002	1,790	4,245	2,739

Wholly owned domestic resorts	350,060	324,764	1,086,700	990,894

MGM China	190,772	152,491	576,042	503,572
CityCenter (50%)(1)	(2,881)	(42,814)	9,675	(60,745)
Other unconsolidated resorts(1)	6,809	4,871	17,279	15,479
Management and other operations	1,644	(409)	26,465	14,394

	$546,404	$438,903	$1,716,161	$1,463,594

(1)	Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$47,576	$—	$(69)	$22,604	$70,111
MGM Grand Las Vegas	43,059	—	422	22,617	66,098
Mandalay Bay	19,209	1,076	17	21,734	42,036
The Mirage	17,198	—	30	12,547	29,775
Luxor	5,708	646	(373)	9,304	15,285
New York-New York	13,631	—	1,886	5,192	20,709
Excalibur	11,732	—	22	3,582	15,336
Monte Carlo	10,025	82	554	4,584	15,245
Circus Circus Las Vegas	863	—	1,037	3,948	5,848
MGM Grand Detroit	31,265	—	—	5,590	36,855
Beau Rivage	14,004	—	(14)	7,268	21,258
Gold Strike Tunica	6,038	—	—	3,464	9,502
Other resort operations	(21,107)	—	22,553	556	2,002

Wholly owned domestic resorts	199,201	1,804	26,065	122,990	350,060

MGM China	114,071	2,286	20	74,395	190,772
CityCenter (50%)	(2,881)	—	—	—	(2,881)
Other unconsolidated resorts	6,809	—	—	—	6,809
Management and other operations	(1,511)	189	4	2,962	1,644

	315,689	4,279	26,089	200,347	546,404

Stock compensation	(5,968)	—	—	—	(5,968)
Corporate	(61,958)	—	38	11,335	(50,585)

	$247,763	$4,279	$26,127	$211,682	$489,851

Three Months Ended September 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$30,454	$—	$52	$23,627	$54,133
MGM Grand Las Vegas	24,375	—	3,497	20,506	48,378
Mandalay Bay	15,251	—	392	18,749	34,392
The Mirage	25,949	—	541	13,017	39,507
Luxor	6,076	—	765	8,876	15,717
New York-New York	15,619	—	148	5,187	20,954
Excalibur	11,016	—	—	4,378	15,394
Monte Carlo	8,332	—	9	4,809	13,150
Circus Circus Las Vegas	3,541	—	—	4,781	8,322
MGM Grand Detroit	30,206	641	37	8,380	39,264
Beau Rivage	15,129	—	(78)	7,671	22,722
Gold Strike Tunica	7,825	—	1	3,215	11,041
Other resort operations	1,176	—	(8)	622	1,790

Wholly owned domestic resorts	194,949	641	5,356	123,818	324,764

MGM China	60,527	—	426	91,538	152,491
CityCenter (50%)	(42,938)	124	—	—	(42,814)
Other unconsolidated resorts	4,871	—	—	—	4,871
Management and other operations	(3,574)	—	—	3,165	(409)

	213,835	765	5,782	218,521	438,903

Stock compensation	(7,897)	—	—	—	(7,897)
Corporate	(68,537)	—	21	9,893	(58,623)

	$137,401	$765	$5,803	$228,414	$372,383

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$185,354	$—	$272	$73,586	$259,212
MGM Grand Las Vegas	113,431	—	1,192	63,115	177,738
Mandalay Bay	63,445	1,550	2,453	63,360	130,808
The Mirage	42,462	—	4,325	37,677	84,464
Luxor	18,580	758	2,554	27,255	49,147
New York-New York	49,326	—	2,416	16,039	67,781
Excalibur	39,276	—	35	10,905	50,216
Monte Carlo	35,066	140	3,506	13,902	52,614
Circus Circus Las Vegas	1,275	—	1,047	13,379	15,701
MGM Grand Detroit	98,345	—	—	16,825	115,170
Beau Rivage	29,163	—	(305)	22,739	51,597
Gold Strike Tunica	16,824	—	1,174	10,009	28,007
Other resort operations	(19,994)	—	22,552	1,687	4,245

Wholly owned domestic resorts	672,553	2,448	41,221	370,478	1,086,700

MGM China	339,322	6,918	365	229,437	576,042
CityCenter (50%)	9,299	376	—	—	9,675
Other unconsolidated resorts	17,279	—	—	—	17,279
Management and other operations	17,383	189	4	8,889	26,465

	1,055,836	9,931	41,590	608,804	1,716,161

Stock compensation	(19,157)	—	—	—	(19,157)
Corporate	(255,497)	—	81,159	32,947	(141,391)

	$781,182	$9,931	$122,749	$641,751	$1,555,613

Nine Months Ended September 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$135,874	$—	$406	$71,649	$207,929
MGM Grand Las Vegas	50,796	—	4,627	59,312	114,735
Mandalay Bay	60,817	—	937	58,851	120,605
The Mirage	52,691	—	611	38,691	91,993
Luxor	23,691	—	950	26,785	51,426
New York-New York	52,318	—	391	16,220	68,929
Excalibur	35,407	—	3	13,288	48,698
Monte Carlo	29,235	—	567	14,752	44,554
Circus Circus Las Vegas	7,079	—	77	14,455	21,611
MGM Grand Detroit	94,975	641	921	28,303	124,840
Beau Rivage	36,252	—	(70)	22,991	59,173
Gold Strike Tunica	23,758	—	3	9,901	33,662
Other resort operations	958	—	(22)	1,803	2,739

Wholly owned domestic resorts	603,851	641	9,401	377,001	990,894

MGM China	218,869	—	1,890	282,813	503,572
CityCenter (50%)	(60,869)	124	—	—	(60,745)
Other unconsolidated resorts	15,479	—	—	—	15,479
Management and other operations	3,692	—	—	10,702	14,394

	781,022	765	11,291	670,516	1,463,594

Stock compensation	(25,998)	—	—	—	(25,998)
Corporate	(249,642)	—	85,896	30,350	(133,396)

	$505,382	$765	$97,187	$700,866	$1,304,200

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Adjusted EBITDA	$489,851	$372,383	$1,555,613	$1,304,200
Preopening and start-up expenses	(4,279)	(765)	(9,931)	(765)
Property transactions, net	(26,127)	(5,803)	(122,749)	(97,187)
Depreciation and amortization	(211,682)	(228,414)	(641,751)	(700,866)

Operating income	247,763	137,401	781,182	505,382

Non-operating expense:
Interest expense, net of amounts capitalized	(208,939)	(275,771)	(648,886)	(836,436)
Other, net	(23,349)	(18,889)	(90,525)	(124,121)

	(232,288)	(294,660)	(739,411)	(960,557)

Income (loss) before income taxes	15,475	(157,259)	41,771	(455,175)
Benefit (provision) for income taxes	8,150	2,585	(26,146)	26,760

Net income (loss)	23,625	(154,674)	15,625	(428,415)
Less: Net income attributable to noncontrolling interests	(55,484)	(26,485)	(133,896)	(115,449)

Net loss attributable to MGM Resorts International	$(31,859)	$(181,159)	$(118,271)	$(543,864)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Bellagio
Occupancy %	93.2%	92.7%	93.9%	94.2%
Average daily rate (ADR)	$232	$232	$240	$234
Revenue per available room (REVPAR)	$216	$215	$225	$220

MGM Grand Las Vegas
Occupancy %	95.2%	94.1%	94.9%	94.6%
ADR	$135	$135	$141	$139
REVPAR	$129	$127	$134	$131

Mandalay Bay
Occupancy %	91.5%	93.4%	91.5%	92.9%
ADR	$176	$168	$184	$178
REVPAR	$161	$157	$168	$166

The Mirage
Occupancy %	96.1%	96.4%	95.9%	95.9%
ADR	$144	$139	$148	$148
REVPAR	$138	$134	$142	$142

Luxor
Occupancy %	92.9%	91.0%	92.9%	91.7%
ADR	$87	$86	$88	$88
REVPAR	$81	$78	$81	$81

New York-New York
Occupancy %	96.9%	94.5%	97.5%	95.5%
ADR	$108	$108	$112	$110
REVPAR	$105	$102	$109	$105

Excalibur
Occupancy %	92.2%	91.2%	91.2%	90.9%
ADR	$73	$71	$73	$72
REVPAR	$67	$64	$66	$65

Monte Carlo
Occupancy %	95.3%	93.4%	96.3%	94.9%
ADR	$103	$102	$104	$103
REVPAR	$98	$96	$100	$98

Circus Circus Las Vegas
Occupancy %	83.3%	83.9%	80.8%	81.1%
ADR	$55	$52	$55	$54
REVPAR	$45	$44	$44	$44

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Aria	$217,495	$217,306	$702,107	$638,772
Vdara	21,865	20,969	68,279	65,532
Crystals	15,620	13,534	45,071	38,994
Mandarin Oriental	12,690	11,222	40,184	35,945

Resort operations	267,670	263,031	855,641	779,243
Residential operations	26,660	3,399	87,005	16,249

	$294,330	$266,430	$942,646	$795,492

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Adjusted EBITDA	$61,261	$52,762	$220,914	$146,552
Preopening and start-up expenses	—	(248)	(752)	(248)
Property transactions, net	(4,413)	(71,257)	(14,526)	(73,336)
Depreciation and amortization	(86,638)	(91,110)	(259,368)	(267,262)

Operating loss	(29,790)	(109,853)	(53,732)	(194,294)

Non-operating income (expense):
Interest expense - sponsor notes	(27,128)	(23,346)	(78,011)	(67,197)
Interest expense - other	(43,015)	(42,681)	(129,469)	(131,649)
Other, net	(1,095)	808	(33,425)	(5,832)

	(71,238)	(65,219)	(240,905)	(204,678)

Net loss	$(101,028)	$(175,072)	$(294,637)	$(398,972)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(15,808)	$—	$1	$64,645	$48,838
Vdara	(6,513)	—	49	10,377	3,913
Crystals	2,893	—	57	6,901	9,851
Mandarin Oriental	(4,814)	—	—	4,698	(116)

Resort operations	(24,242)	—	107	86,621	62,486
Residential operations	643	—	4,306	7	4,956
Development and administration	(6,191)	—	—	10	(6,181)

	$(29,790)	$—	$4,413	$86,638	$61,261

Three Months Ended September 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(25,512)	$248	$3,577	$68,879	$47,192
Vdara	(6,055)	—	—	10,370	4,315
Crystals	1,522	—	—	6,310	7,832
Mandarin Oriental	(5,156)	—	—	4,529	(627)

Resort operations	(35,201)	248	3,577	90,088	58,712
Residential operations	(38,072)	—	35,690	977	(1,405)
Development and administration	(36,580)	—	31,990	45	(4,545)

	$(109,853)	$248	$71,257	$91,110	$52,762

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(17,422)	$694	$279	$192,433	$175,984
Vdara	(15,703)	—	49	31,586	15,932
Crystals	8,052	58	57	20,221	28,388
Mandarin Oriental	(12,160)	—	—	14,384	2,224

Resort operations	(37,233)	752	385	258,624	222,528
Residential operations	(811)	—	14,141	718	14,048
Development and administration	(15,688)	—	—	26	(15,662)

	$(53,732)	$752	$14,526	$259,368	$220,914

Nine Months Ended September 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(84,697)	$248	$5,563	$200,529	$121,643
Vdara	(14,664)	—	—	31,056	16,392
Crystals	4,183	—	—	19,021	23,204
Mandarin Oriental	(12,946)	—	—	13,568	622

Resort operations	(108,124)	248	5,563	264,174	161,861
Residential operations	(39,836)	—	35,690	2,929	(1,217)
Development and administration	(46,334)	—	32,083	159	(14,092)

	$(194,294)	$248	$73,336	$267,262	$146,552

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Aria
Occupancy %	89.5%	88.5%	90.0%	89.2%
ADR	$197	$192	$206	$199
REVPAR	$177	$170	$185	$178

Vdara
Occupancy %	87.7%	83.2%	88.3%	84.4%
ADR	$155	$153	$160	$159
REVPAR	$136	$127	$141	$134